Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

QDM International Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	(1)	457(o)		$	$7,187,500.00	0.0001381	$992.59
Fees Previously Paid	Equity	Underwriter' warrants	(2)	Other			0.00	0.0001381	0.00
Fees Previously Paid	Equity	Common stock underlying underwriter's warrants	(3)	457(o)		$	$431,250.00	0.0001381	$59.56

Total Offering Amounts:							$7,618,750.00		1,052.15
Total Fees Previously Paid:									1,386.60
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the ''Securities Act''). Includes the offering price attributable to additional ordinary shares that the underwriter has the option to purchase to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.
(2)	No fee required pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act. Represents ordinary shares underlying warrants issuable to the underwriter to purchase a number of ordinary shares equal to 5% of the total number of ordinary shares sold in this offering, including the underwriter's over-allotment option as applicable, at an exercise price equal to 100% of the public offering price of the ordinary shares sold in this offering. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.